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                                   CRC SELECT
                      MODIFIED GUARANTEED ANNUITY CONTRACT
                         HARTFORD LIFE INSURANCE COMPANY

       SUPPLEMENT DATED MARCH 5, 2003 TO THE PROSPECTUS DATED MAY 1, 2002

The Sub-Section "What is a Guarantee Period?" under the Section "The Contract" is hereby amended to include the following clarifying language:

Contracts with Purchase Payments of $1,000,000 or more may earn interest at a different rate than other Contracts with the same Guarantee Period.

  THIS SUPPLEMENT SHOULD BE RETAINED WITH THE PROSPECTUS FOR FUTURE REFERENCE.

HV-4563
333-81686